LOCK-UP AGREEMENT

December 31, 2009

To:	Florham Consulting Corp.
64 Beaver Street, Suite 233
New York, New York 10004

Re:	Shares of Common Stock of Florham Consulting Corp.

Dear Sirs/Madams:

In accordance with that certain Agreement and Plan of Merger, dated as of December 16, 2009 (the “Merger Agreement”), by and among Florham Consulting Corp., a Delaware corporation (“Florham”), EII Acquisition Corp., a Delaware corporation (“Mergerco”), Educational Investors, Inc., a Delaware corporation (“EII”), Sanjo Squared, LLC, a Delaware limited liability company (“Sanjo”), Kinder Investments, LP, a Delaware limited partnership (“Kinder”), Joseph J. Bianco and Anil Narang, the undersigned (“Restricted Person”) hereby agrees that, for a period of twelve (12) months following the Effective Time of the Merger, as such terms are defined in the Merger Agreement (the “Lock-up Period”), the undersigned will not, directly or indirectly, without the prior written consent of Florham, which consent may be delayed, conditioned or withheld, at Florham’s sole discretion, offer for sale, sell, pledge, assign, hypothecate or otherwise create any interest in or dispose of, in each case to the public (or enter into any transaction or device that is designed to, or could reasonably be expected to, result in any of the foregoing), any of the common stock, par value $0.0001 per share, of Florham (the “Common Stock”).

The restrictions described in the immediately preceding paragraph do not apply to the following dispositions of Common Stock:

(a)         The Restricted Person may transfer Common Stock to his or her spouse, siblings, in-laws, parents or any natural or adopted children or other descendants or to any personal trust for the sole benefit of such family members and/or Restricted Person, or to any corporation, limited liability company, partnership or other entity the majority of whose interests are owned by the Restricted Person and/or any such family members;

(b)         Each Restricted Person may transfer Common Stock on his or her death to such Restricted Person’s estate, executor, administrator or personal representative or to such Restricted Person’s beneficiaries pursuant to a devise or bequest or by laws of descent and distribution;

(c)         Each Restricted Person may transfer Common Stock as a gift or other transfer without consideration;

(d)         Each Restricted Person may make a bona fide pledge of Common Stock to a lender; and

(e)         Each Restricted Person may participate in any transaction in which all holders of the Common Stock of the Company participate or have the opportunity to participate pro rata, including, without limitation, a merger, consolidation or binding share exchange involving the Company, a disposition of the Common Stock in connection with the exercise of any rights, warrants or other securities distributed to the Company’s stockholders, or a tender or exchange offer for the Common Stock, provided, however, that in the case of any transfer of Common Stock pursuant to clauses (a), (c), and (d), the transferor shall, at the request of the Company, provide evidence (which may include, without limitation, an opinion of counsel satisfactory in form, scope and substance to the Company in its sole discretion as the issuer thereof) satisfactory to the Company that the transfer is exempt from the registration requirements of the Securities Act, and such Common Stock shall remain subject to this Agreement and, as a condition of the validity of such disposition, the transferee shall be required to execute and deliver a counterpart of this Agreement. Thereafter, such transferee shall be deemed to be the Restricted Person for purposes of this Agreement.

Florham and its agents, including its transfer agent, are authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Letter Agreement.

The undersigned’s obligations under this Lock-up Agreement shall be binding upon the undersigned’s successors, heirs, personal representatives and assigns, as the case may be.

The undersigned hereby warrants and represents that the undersigned has the full authority and capacity to enter into and carry out all the terms of this Lock-up Letter Agreement and is not subject to or bound by any agreement or instrument, or the order of any court or other governmental authority which in any way restricts the undersigned’s authority or capacity to enter into and carry out all the terms of this Lock-up Agreement.

This Lock-up Agreement, and all rights and obligations of the undersigned, shall be construed and enforced in accordance with and governed by the law of the State of New York.  This Lock-up Agreement shall be subject to the exclusive jurisdiction of the courts of New York County, New York. Any breach or default of any provision hereof shall be deemed to be a breach or default occurring in the State of New York by virtue of a failure to perform an act required to be performed in the State of New York, and the undersigned, for himself and its lawful successors, irrevocably and expressly agree to submit to the jurisdiction of the courts of the State of New York for the purpose of enforcing the terms of hereof and the transactions contemplated hereby.  The undersigned irrevocably waives (for himself and its lawful successors), to the fullest extent permitted by law, any objection which they may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Lock-up Agreement or any judgment entered by any court in respect hereof brought in New York County, New York, and further irrevocably waives any claim that any suit, action or proceeding brought in New York County, New York has been brought in an inconvenient forum.

[Signature page follows.]

Very truly yours,

Date: December 31, 2009
Signature

Print Name of Signatory